Exhibit 10.5
Master Loan Sale Agreement
United States Department of Education
July 25, 2008
Eligible Loans Made Pursuant to the
Federal Family Education Loan Program

- i -

MASTER LOAN SALE AGREEMENT
This is a Master Loan Sale Agreement, dated July 25, 2008 (“Master Loan Sale Agreement”), among the United States Department of Education (“Department”) and an individual Eligible Lender (as defined below) or the holder of beneficial interests in Loans (such entity, “Seller”), and if the latter, the related Eligible Lender Trustee, in each case made party to this Master Loan Sale Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A.
WHEREAS, pursuant to Section 459A of the Higher Education Act of 1965, as amended by the Ensuring Continued Access to Student Loans Act of 2008 (Pub. L. No. 110-227) (“Higher Education Act”), the Department has the authority to purchase Stafford Loans and PLUS Loans, on such terms as the Secretary of Education, the Secretary of the Treasury, and the Director of the Office of Management and Budget jointly determine are in the best interest of the United States to encourage Eligible Lenders to provide students and parents access to Stafford Loans and PLUS Loans made under the Federal Family Education Loan Program for the 2008-2009 academic year;
WHEREAS, the Seller has an ownership interest in certain Stafford Loans and PLUS Loans guaranteed under the Higher Education Act;
WHEREAS, the Seller may desire to sell its interest in such loans from time to time and the Department may desire to purchase such loans from the Seller;
WHEREAS, to the extent that the Department, the Seller and the Eligible Lender Trustee (if applicable) enter into an Adoption Agreement, this Master Loan Sale Agreement shall provide for the Seller to sell to the Department certain of such loans by sale and transfer to the Department of all of the Seller’s and the Eligible Lender Trustee’s (if applicable) right, title and interest in, to and under such loans (including the right to service such loans) as authorized by the Higher Education Act, all on the terms and conditions set forth below; and
WHEREAS, by its execution of an Adoption Agreement to this Master Loan Sale Agreement, and upon each transfer hereunder, the Seller shall represent to the Department that it shall continue to participate in the Federal Family Education Loan Program and that at such time as funds become reasonably available to it from private sources, it will originate new FFELP loans or acquire FFELP loans made by other lenders after the Department’s purchases of Loans from the Seller.
NOW, THEREFORE, in connection with the mutual promises contained herein, the parties hereto agree as follows:
Section 1. Terms. This Master Loan Sale Agreement establishes the terms under which the Seller, together with an Eligible Lender Trustee, if any, which holds legal title to Eligible Loans on behalf of the Seller and which is authorized to sell Eligible Loans on behalf of the Seller, may sell, and the Department shall purchase, the Eligible Loans (and all obligations of the Borrowers thereunder) specified on each Loan Schedule attached to each Bill of Sale as the parties may execute from time to time pursuant to this Master Loan Sale Agreement, subject to the terms of this Master Loan Sale Agreement. Each such Bill of Sale shall be substantially in the form of Exhibit B, attached hereto, incorporating by reference the terms of this Master Loan Sale Agreement, and shall be a separate agreement among the Seller, the Eligible Lender Trustee (if applicable) and the Department with respect to the Loans covered by the terms of such Bill of Sale for all purposes. If the terms of a Bill of Sale conflict with the terms of this Master Loan Sale Agreement, the terms of this Master Loan Sale Agreement shall supersede and govern except to the extent that such conflict is specifically noted in the Bill of Sale and the parties acknowledge and agree that notwithstanding such conflict, the terms of the Bill of Sale shall govern.

In order to sell any Loans pursuant to this Master Loan Sale Agreement, the Seller must notify the Department that it will sell such Loan(s) no later than August 14, 2009, and must complete the sale on or before September 30, 2009. If an Eligible Lender fails to meet one or both of these dates, the right to sell Loans hereunder shall terminate and the Department will not honor any commitment to purchase loans.
No Loan will be eligible for sale hereunder to the Department if the first disbursement was made prior to the date on which the Department received a completed Notice of Intent to Participate from the Seller, except that, in the event that the Department receives such Notice of Intent to Participate on or before July 31, 2008, such Eligible Lender shall be permitted to sell to the Department Eligible Loans that were first disbursed on or after May 1, 2008.
If an Eligible Lender wishes to sell a Loan to the Department that it did not originate, both the Eligible Lender and the originating Lender must each deliver a completed Notice of Intent to Participate to the Department prior to the date on which it originated or acquired the Loan, as the case may be. In addition, a Loan disbursed on or after May 1, 2008 will be eligible for sale hereunder to the Department from the Eligible Lender that acquired such Loan, if the Department receives the Notice of Intent to Participate from the originating Lender by July 31, 2008.
Section 2. Commitment to Lend Under the FFELP. By its execution of an Adoption Agreement, and upon each sale hereunder, the Seller represents to the Department that it shall continue to participate in the FFELP (either itself or through an Eligible Lender Trustee) and that at such time as funds become reasonably available to it from private sources, it will originate new FFELP loans or acquire FFELP loans made by other lenders after the date of the sale of the Loans to the Department hereunder.
Section 3. Definitions. For purposes of this Master Loan Sale Agreement, the following capitalized terms shall have the respective meanings set forth below:
A. “Adoption Agreement” means an Adoption Agreement, substantially in the form of Exhibit A, attached hereto, of which this Master Loan Sale Agreement forms a part by reference, by and among the Department, a Seller and an Eligible Lender Trustee (if applicable) obligating each of the parties thereto to the terms of this Master Loan Sale Agreement. If the terms of an Adoption Agreement conflict with the terms of this Master Loan Sale Agreement, the terms of this Master Loan Sale Agreement shall govern except to the extent that such conflict is specifically noted in such Adoption Agreement and the parties acknowledge and agree that notwithstanding such conflict, the terms of the Adoption Agreement shall govern.

B. “Bill of Sale” means each document in the form of Exhibit B, attached hereto, executed by an authorized officer of the Seller and acknowledged by the Department, which shall (i) set forth the Loans offered by the Seller and accepted for purchase by the Department, (ii) sell, assign and convey to the Department and its assignees, all right, title and interest of the Seller, in the Loans listed on that Bill of Sale and (iii) certify that the representations and warranties made by the Seller pursuant to Sections 6A and 6B of this Master Loan Sale Agreement are true and correct.
C. “Borrower” means the student or parent obligor on a Loan.
D. “Business Day” means any day other than (i) a Federal or applicable State holiday, or (ii) a Saturday or Sunday.
E. “Custodian” means the entity specified by the Department to whom the fully executed Promissory Notes evidencing the Loans and other related Loan Documents must be delivered in connection with any sale hereunder.
F. “Eligible Borrower Benefits” means only those borrower benefits for a Loan that are (i) unconditional upfront fee reductions which are accrued and paid or made prior to the date on which a Loan is sold hereunder, or (ii) permitted reductions in interest rates of not more than 0.25 percent that are contingent on the use of an automatic payment process by the Borrower for any payments due.
G. “Eligible Lender” means an entity that is an eligible lender under Section 435(d) of the Higher Education Act that holds Eligible Loans (whether directly or as an Eligible Lender Trustee).
H. “Eligible Lender Trustee” means an Eligible Lender that holds legal title to a Loan for the benefit or on behalf of the Seller which holds the related beneficial ownership interest in such Loan that is authorized to sell Eligible Loans on behalf of the Seller, and that executes an Adoption Agreement together with such Seller.
I. “Eligible Loan” means a Loan that meets the following criteria as of the applicable Purchase Date:
(i)
the Loan was made for loan periods that include, or begin on or after, July 1, 2008, the first disbursement on the Loan is made on or after May 1, 2008 but no later than July 1, 2009, and the Loan is fully disbursed no later than September 30, 2009;

(ii)	the Loan is owned by the Seller, together with the Eligible Lender Trustee (if applicable), and is fully disbursed;

(iii)
the Loan has been originated and serviced in compliance with all requirements of applicable law, including the Higher Education Act and the implementing regulations, the Equal Credit Opportunity Act, Regulation B and other applicable consumer credit laws and equal credit opportunity laws, as applicable to such Loan;

(iv)	the Loan is guaranteed at least 97% as to principal and interest by the applicable Guarantor and eligible for reinsurance by the Department in accordance with the Higher Education Act;

(v)	the Loan bears interest at a stated rate equal to the maximum rate permitted under the Higher Education Act for such loan;

(vi)	the Loan is eligible for the payment of quarterly Special Allowance Payments;

(vii)
if the Loan is not yet in repayment status, the Loan is eligible for payment of Interest Subsidy Payments, or if not eligible, has interest either billed quarterly to the Borrower or capitalized to the extent permitted by the applicable Guarantor;

(viii)
the Loan is evidenced by a signed Promissory Note and any addendum thereto or the electronic records evidencing the same, containing terms in accordance with those required by the Higher Education Act, the applicable Guarantee Agreement and other applicable requirements, and which does not require the Borrower to consent to the transfer, sale or assignment of the rights and duties of the Seller and does not contain any provision that restricts the ability of the Department to exercise its rights under this Agreement or any rights the Department may have under the related documents;

(ix)
the Seller, together with the Eligible Lender Trustee (if applicable), has good and marketable title to the Loan free and clear of any encumbrance, lien or security interest or any other prior commitment other than as may be granted in favor of the Department or that will be released pursuant to a Security Release Certification upon the transfer hereunder;

(x)
the Loan has not been modified, extended or renegotiated in any way, except as required under the Higher Education Act or other applicable laws, rules and regulations, and the applicable Guarantee Agreement;

(xi)	the Loan constitutes a legal, valid and binding obligation to pay on the part of the related Borrower enforceable in accordance with its terms and is not subject to a current bankruptcy proceeding;

(xii)	the Loan is supported by the documents required under this Agreement;

(xiii)	the Loan has no borrower benefits or other incentive programs other than Eligible Borrower Benefits;

(xiv)
if the Loan is subject to a servicing agreement, such servicing agreement is terminable with respect to such Loan upon thirty (30) days’ notice by the Department without the payment by the Department of any deboarding, deconversion or related fees or expenses of the related servicer and without any liability on the part of the Department;

(xv)
the sale or assignment of the Loan does not conflict with any law or require notice to or consent, approval, authorization or order of any Person or governmental authority, except for such consent, approval, authorizations or orders, if any, that have been obtained prior to the related Purchase Date, and for any notices to Borrowers and Guarantors required by the Higher Education Act;

(xvi)
if the Loan is made under Section 428 (Subsidized Stafford Loans) or Section 428H (Subsidized Stafford Loans) of the Higher Education Act, such Loan shall have been sold to the Department together with all of the Borrower’s other Subsidized Stafford Loans and Unsubsidized Stafford Loans that are Eligible Loans and that are held by or on behalf of the Seller; and

(xvii)
the Loan has been originated or acquired by either an Eligible Lender, or a lender that is not an Eligible Lender and the legal title of such Loan is held by an Eligible Lender Trustee, and pursuant to Section 1 above, the Department has timely received the Notices of Intent to Participate.

The following loans shall, without limitation, not be eligible for sale to the Department pursuant to the terms of this Master Loan Sale Agreement:
(i)	loans which do not comply with the representations and warranties set forth in Section 6B of this Master Loan Sale Agreement;

(ii)	FFELP consolidation loans or any other types of loans not specifically described in this Master Loan Sale Agreement;

(iii)	loans disbursed for academic years other than 2008-2009;

(iv)	loans on which the lender has committed to providing the Borrower with any borrower benefits other than Eligible Borrower Benefits;

(v)	loans on which a default claim or other claim for payment on the loan has been filed with the related Guarantor; and

(vi)	loans made by a guarantor or other lender as a Lender of Last Resort, pursuant to Section 428(j) of the Higher Education Act, whether made with Federal advances or other funds.
J. “Equal Credit Opportunity Act” means the Equal Credit Opportunity Act (15 U.S.C. Section 1691 et seq.) as amended.
K. “FFELP” means the Federal Family Education Loan Program authorized under title IV, Part B of the Higher Education Act.

L. “Guarantee Agreement” means an agreement between a Guarantor and the Seller or the Eligible Lender Trustee (if applicable) that provides for the payment by such Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying FFELP student loans guaranteed in accordance with the Higher Education Act.
M. “Guarantor” means any FFELP guaranty agency with which the Seller or the Eligible Lender Trustee (if applicable) has in place a Guarantee Agreement, and which guarantor is reinsured by the Department of Education for a percentage of claims paid for a given federal fiscal year.
N. “Higher Education Act” means the Higher Education Act of 1965, as amended, 20 U.S.C. Section 1001 et seq.
O. “Interest Subsidy Payments” means the interest subsidy payments on certain FFELP student loans authorized to be made by the Department pursuant to Section 428 of the Higher Education Act.
P. “Loan” means a FFELP Subsidized Stafford Loan or Unsubsidized Stafford Loan or FFELP PLUS Loan that was made to a student or in the case of a parent PLUS loan, made to a parent of a dependent student, evidenced by a Promissory Note and all related Loan Documents together with any guaranties and other rights relating thereto including, without limitation, Interest Subsidy Payments and Special Allowance Payments, together with the servicing rights related thereto.
Q. “Loan Documents” means with respect to each Loan, the following documents:
(i)	a copy of the loan application if a separate application was provided to the Seller;

(ii)	a copy of the signed Promissory Note;

(iii)	the repayment schedule;

(iv)	a record of each disbursement;

(v)	notices of changes in a Borrower’s address and status as at least a half-time student;

(vi)	evidence of the Borrower’s eligibility for a deferment;

(vii)	the documents required for the exercise of forbearance;

(viii)	documentation of the assignment of the loan, if any;

(ix)
a payment history showing the date and amount of each payment received from or on behalf of the Borrower, and the amount of each payment that was attributed to principal, interest, late charges, and other costs;

(x)
a collection history showing the date and subject of each communication between the Seller and the Borrower or endorser relating to collection of a delinquent Loan, each communication other than regular reports by the Seller showing that an account is current, between the Seller and a credit bureau regarding the loan, each effort to locate a Borrower whose address is unknown at any time, and each request by the Seller for default aversion assistance on the Loan;

(xi)	documentation of any master promissory note confirmation process or processes;

(xii)	any additional records that are necessary to document the validity of a claim against the guarantee or the accuracy of reports submitted by the Seller; and

(xiii)
a statement identifying the name and location of the entity in possession of the original electronic promissory note and, if different, the name, company, address and contact information of the person who is able to provide the affidavit or certification described in 34 C.F.R. Section 682.414(a)(6)(i), including any necessary supporting documentation.

R. “Loan Schedule” means the schedule attached to each Bill of Sale (in the form provided by the Department) and completed by or on behalf of the Seller and the Eligible Lender Trustee (if applicable) that lists, by Borrower, (i) the Loans sold to the Department pursuant to such Bill of Sale, (ii) the name and address of such Borrower, the loan number, the qualifying institution attended by the Borrower, and the outstanding Principal Balance and accrued interest of such Loans as of the related Purchase Date, and (iii) any other information the Department may require including but not limited to certain identification numbers and dates relating to the Eligible Loans.
S. “Master Loan Sale Agreement” means this Master Loan Sale Agreement, of which the Adoption Agreement forms a part by reference.
T. “Master Participation Agreement” means the Master Participation Agreement, dated July 25, 2008, together with the related adoption agreement among the Department, the Seller, the Eligible Lender Trustee (if applicable) and the related Custodian.
U. “Notice of Intent to Participate” means the notice provided to the Department by an Eligible Lender or a lender other than an Eligible Lender, together with an Eligible Lender Trustee (if applicable), of its intent to become a Seller hereunder, which shall be in the form attached hereto as Exhibit F.
V. “Person” means an individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

W. “PLUS Loan” means a Loan described in Section 428B of the Higher Education Act and shall include loans to parents, designated as “PLUS Loans” or loans to graduate or professional students, designated “Grad PLUS Loans.”
X. “Principal Balance” means the outstanding principal amount of the Loan, plus interest capitalized through the Purchase Date (if any).
Y. “Promissory Note” means the master promissory note of the Borrower and any amendment thereto evidencing the Borrower’s obligation with regard to a student loan guaranteed under the Higher Education Act or the electronic records evidencing the same and that contains the terms required by the Higher Education Act and implementing regulations.
Z. “Purchase Date” means with respect to any purchase, the date of the related Bill of Sale on which the related Loans are sold to the Department and legal title to such Loans is conveyed to the Department. The latest Purchase Date hereunder shall be September 30, 2009.
AA. “Purchase Price” means with respect to each Loan sold to the Department hereunder, (1) the outstanding Principal Balance of the Loan as of the related Purchase Date, plus (2) accrued and unpaid interest on the Loan as of the related Purchase Date, plus (3) a reimbursement of the one percent (1%) loan fee (as provided by Section 438(d) of the Higher Education Act) previously paid by the Seller to the Department, plus (4) $75.00 for such Loan.
BB. “Regulation B” means the federal regulations governing the Equal Credit Opportunity Act as it appears in Title 12, Code of Federal Regulations, Part 202.
CC. “Responsible Officer” means any director, vice president, assistant vice president, any associate or any other officer of the Sponsor, customarily performing functions similar to those performed by any of the above designated officers and with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Agreement.
DD. “Secretary” means the Secretary of Education, and “Department” means the United States Department of Education, and either term includes any official of the Department duly authorized to perform any function with respect to the transactions under this Master Loan Sale Agreement.
EE. “Security Release Certification” means the certification executed by the Seller and a lienholder with respect to one or more Loans substantially in the form of Exhibit E hereto.
FF. “Seller” has the meaning set forth in the preamble hereof.
GG. “Special Allowance Payments” means special allowance payments on FFELP student loans authorized to be made by the Department pursuant to Section 438 of the Higher Education Act.
HH. “Stafford Loan” means a Subsidized Stafford Loan or an Unsubsidized Stafford Loan.
II. “Subsidized Stafford Loan” means a Loan described in Section 428(a) of the Higher Education Act.
JJ. “Unsubsidized Stafford Loan” means a Loan described in Section 428H of the Higher Education Act.

Section 4. Sale/Purchase.
A. Notice. The Seller shall notify the Department of its intent to sell Loans pursuant to this Master Loan Sale Agreement at least forty-five (45) calendar days prior to the related Purchase Date and shall deliver a Loan Schedule for the Loans to be sold on a particular Purchase Date to the Department together with such notice.
B. Consummation of Sale and Purchase. The sale and purchase of Loans pursuant to a Bill of Sale as of any Purchase Date shall be consummated upon (i) the Department’s receipt from the Seller and the Eligible Lender Trustee (if applicable) of the related Bill of Sale together with a Loan Schedule attached thereto, (ii) the delivery of the related Promissory Notes and related Loan Documents to the Custodian, (iii) the payment by the Department to the Seller of the Purchase Price, and (iv) the satisfaction of all other conditions precedent set forth in Section 5B hereof in the manner set forth in this Agreement (or if unsatisfied, the Department has permitted such unsatisfied conditions to be cured within an acceptable period of time following the Purchase Date, in the Department’s sole discretion). The Department and the Seller acknowledge and agree that the Purchase Price paid for each Loan includes consideration for release by the Seller of any claim it may otherwise have with respect to related servicing rights appurtenant to such Loan. Upon consummation, such sale and purchase shall be effective as of the date of the Bill of Sale. The Seller shall use its best efforts to perform promptly its obligations pursuant to such Bill of Sale with respect to each Loan.
Notwithstanding anything herein to the contrary, a lender providing interim financing to the Seller for Loans prior to the sale to the Department hereunder shall have the right to enforce the Seller’s obligations to sell Loans to the Department on the Purchase Date and perform pursuant to the Bill of Sale, if (i) such lender presents to the Department a power of attorney that is duly executed by the Seller and the Eligible Lender Trustee (if applicable and to the extent necessary) and is enforceable in each applicable jurisdiction, (ii) the Loans are Eligible Loans (except that a Loan need not be fully disbursed in order to satisfy this clause (ii)) and (iii) such lender makes all of the representations and warranties with respect to the Loans as are set forth in Section 6B hereof. For the avoidance of doubt, except as provided in clause (iii) of the previous sentence, such lender, in exercising its rights under this Section 4B, shall not be obligated to perform any of the obligations of the Seller or the Eligible Lender Trustee (if applicable) hereunder, including any obligation to file a Notice of Intent to Participate with the Department, or to make any further disbursements with respect to any Loan sold to the Department by such lender.

C. Settlement of the Purchase Price. On the Purchase Date, the Department shall pay to the Seller the Purchase Price by electronic transfer in funds available by the next Business Day to the account specified by the Seller. Simultaneously with the payment to the Seller of the Purchase Price, (i) the Seller shall deliver to the Department a duly executed Bill of Sale with respect to the related Loans being sold on such Purchase Date in the form attached hereto as Exhibit B, (ii) either (x) if the Seller is an Eligible Lender, the Seller does hereby sell, transfer, assign, set over and convey to the Department, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Loans listed on the Loan Schedule delivered in connection with the related Purchase Date, or (y) if the Seller is not an Eligible Lender, the Eligible Lender Trustee does hereby sell, transfer, assign, set over and convey to the Department, without recourse, but subject to the terms of the Agreement, all of its rights, title and interest in and to the related Eligible Loans, and the Seller does hereby sell, transfer, assign, set over and convey to the Department, without recourse, but subject to the terms of the Agreement, all of its beneficial interests in such Eligible Loans, and (iii) the Seller does hereby sell, transfer, assign, set over and convey to the Department all of the related servicing files and servicing rights appurtenant to the related Loans, the related Promissory Notes and related Loan Documents (including, without limitation, any rights of the Seller to receive from any third party any documents which constitute a part of the loan or servicing files) and all rights and obligations arising under the documents contained therein.
D. Purchase Frequency. The Seller may not sell Loans to the Department more frequently than weekly.
E. Interest Subsidy and Special Allowance Payments and Fees. The Seller shall be entitled to all Interest Subsidy Payments and Special Allowance Payments on the Loans up to but not including the related Purchase Date, and shall be responsible for the payment of fees, if any, applicable to Loans accruing up to but not including the related Purchase Date. The Department shall be entitled to all payments on a Loan which are received after the Purchase Date.
F. Transfer of Servicing. The Seller shall cause each related servicer of the Loans to transfer servicing in accordance with the directions of the Department and in accordance with industry standards related to the prudent servicing of FFELP loans.
G. Intent of the Parties. With respect to each sale of Loans pursuant to this Master Loan Sale Agreement and the related Bills of Sale, it is the express intention of the Seller and the Department, and the Seller hereby warrants that, the transfer and assignment constitute a valid sale of such Loans and the rights to service such Loans from the Seller to the Department, and that the legal and beneficial interest in and title to such Loans shall not be part of the Seller’s estate in the event of the bankruptcy of the Seller or the appointment of a receiver with respect to the Seller. If such transfer and assignment is deemed to be a pledge to secure a loan and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Department, a first priority security interest in all of its right, title and interest in, to and under such Loans, including the servicing rights appurtenant thereto, all payments of principal or interest on such Loans due after the related Purchase Date, all other payments made in respect of such Loans after the related Purchase Date and all proceeds thereof and that this Master Loan Sale Agreement shall constitute a security agreement under applicable law. If such transfer and assignment is deemed to be a pledge to secure a loan and not a sale, the Seller consents to the Department hypothecating and transferring such security interest in favor of Department’s successors or assigns.

Section 5. Conditions Precedent to Purchase.
A. Initial Document Delivery. Not less than twenty (20) Business Days prior to the first Purchase Date hereunder, the Seller shall submit to the Department fully executed originals of the following documents:
(i)	an Adoption Agreement, in substantially the form of Exhibit A hereto, duly executed by the Seller and the Eligible Lender Trustee (if applicable), in three counterparts;

(ii)	an officer’s certificate, in substantially the form of Exhibit C hereto, including all attachments thereto;

(iii)	an opinion of counsel to the Seller, in substantially the form of Exhibit D hereto; and

(iv)	such other documents as the Department may request.
B. Purchase Date Closing Conditions. Any purchase of Loans pursuant to this Master Loan Sale Agreement on any Purchase Date is subject to the following conditions precedent being satisfied (and the Seller, by accepting payment, shall be deemed to have certified that all such conditions are satisfied on such Purchase Date):
(i)
Activities Prior to the Related Purchase Date. The Seller shall have provided any assistance requested by the Department in determining that all required documentation on the related Loans is present and correct.

(ii)
Servicing Released. Each Loan subject to a servicing agreement shall have been released from such servicing agreement upon the sale to the Department hereunder. The Seller shall be responsible for, and shall have paid, any de-boarding, deconversion or related fees or expenses to the related servicer. The Department shall obtain all rights to service such Loan and may, in its sole discretion require deconversion of such Loan in order to service the loan itself or through a third-party servicer of its designation.

(iii)	Bill of Sale/Loan Schedule/Loan Documents. The Seller shall deliver to the Department:
(1)
A Bill of Sale that has been duly authorized and executed by an authorized officer of the Seller and the Eligible Lender Trustee (if applicable), covering the applicable Loans offered by the Seller and acknowledged and accepted by the Department as set forth thereon;

(2)	The Loan Schedule attached to the Bill of Sale identifying each of the Eligible Loans proposed to be sold; and
(3)	The Loan Documents for each Loan listed on the Loan Schedule.

(iv)	Endorsement. At the direction of and in such form as the Department may designate, the Seller also agrees to individually endorse any Loan as the Department may request from time to time.

(v)
Eligible Lender Trustee Sales. The Eligible Lender Trustee (if applicable) shall have delivered to the Department such additional documents and information as the Department shall have requested to evidence that the Eligible Lender Trustee is fully authorized to sell each related Loan on behalf of the Seller.

(vi)
Security Release Certification. If any of the Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of any Person, the Seller shall deliver to the Department a Security Release Certification, in the form of Exhibit E attached hereto executed by such Person.

(vii)	Additional Documents. The Seller shall have delivered to the Department such additional documents and information as the Department shall have requested.

(viii)
Additional Notices of Loan Transfer. The Seller shall deliver to the Borrower such notices of loan transfer as may be required by the Higher Education Act and implementing regulations. The Seller agrees that the Department may use the related Bill of Sale, together with the related, attached Loan Schedule, as official notification to the Guarantor of the assignment by the Seller and the Eligible Lender Trustee (if applicable) on behalf of the Seller to the Department of the Loans listed on such Loan Schedule.

(ix)
Independent Public Accountant Review. Upon the consummation of the initial purchase of Loans hereunder, and on any subsequent dates specified by the Department (but not more often than monthly), the Seller shall deliver an agreed upon procedures letter by an independent public accountant with respect to the Loans proposed to be sold on such Purchase Date, in form acceptable to the Department.

C. Power of Attorney. The Seller hereby grants to the Department an irrevocable power of attorney, which power of attorney is coupled with an interest, (i) to individually endorse or cause to be individually endorsed in the name of the Seller any Loan, (ii) to evidence the transfer of such Loan to the Department, (iii) to cause to be transferred physical possession from the Seller to the Department or any Custodian on its behalf of any Promissory Note evidencing a Loan sold to the Department hereunder, and (iv) to perform all other acts which the Department deems appropriate to protect, preserve and realize upon the Loans sold hereunder, including, but not limited to, the right to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Promissory Note, complete blanks in documents, transfer servicing and execute assignments and other instruments on behalf of the Seller as its attorney in fact.

Section 6. Representations and Warranties of the Seller and the Eligible Lender Trustee.
A. Representations as to the Seller and the Eligible Lender Trustee. The Seller, and to the extent expressly required below, the Eligible Lender Trustee, represents and warrants to the Department, as of the date the Adoption Agreement is executed and as of the date of each Bill of Sale that:
(i)
Each of the Seller and the Eligible Lender Trustee (if applicable) (1) is duly organized, validly existing and in good standing under the laws of the State of its formation or of the United States, as applicable, (2) has all licenses necessary to carry out its business as now being conducted or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon it by any such state, and (3) in any event is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Loan. No licenses or approvals obtained by it have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(ii)
The Seller or the Eligible Lender Trustee (if applicable) is an “eligible lender” as such term is defined in Section 435(d) of the Higher Education Act, has a lender identification number issued by the Department with respect to the Loans, and has in effect a Guarantee Agreement with a Guarantor with respect to each of the Loans;

(iii)
With respect to each state or jurisdiction therein in which the Seller undertakes origination activities, Seller is in full compliance with such state’s or jurisdiction’s (as applicable) laws, rules, regulations, orders, settlement agreements and other standards and procedures, including those promulgated by agencies or officers thereof, applicable to it and pertaining to the conduct of participants in the student loan industry (including, without limitation, any applicable “code of conduct” for participants in the student loan industry);

(iv)
The Seller has administered, operated and maintained its FFEL program in such manner as to ensure that such program and the Loans will benefit, in all material respects, from the FFELP, the Guarantee Agreements related thereto and the federal program of reimbursement for FFELP loans pursuant to the Higher Education Act;

(v)
The Seller has not, with respect to any Loan sold under any Bill of Sale executed pursuant to this Master Loan Sale Agreement, agreed to release any Guarantor from any of its contractual obligations as a guarantor of such Loan or agreed otherwise to alter, amend or renegotiate any material term or condition under which such Loan is guaranteed, except as required by law or rules and regulations issued pursuant to law, without the express prior written consent of the Department;

(vi)
Each of the Seller and the Eligible Lender Trustee (if applicable) (1) has all requisite power and authority to hold each Loan, to sell each Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Master Loan Sale Agreement, (2) has duly authorized the execution, delivery and performance of this Master Loan Sale Agreement and (3) has duly executed and delivered this Master Loan Sale Agreement. This Master Loan Sale Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Seller and the Eligible Lender Trustee (if applicable), enforceable against each of them in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of rights of creditors generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); provided, however, that if the Seller is not an Eligible Lender, the power and authority to hold and sell each Loan described in clause (1) shall refer, with respect to the Seller, to the beneficial interest of the Seller, and with respect to the Eligible Lender Trustee, to its interest as the legal title holder of the Loan;

(vii)
The execution and delivery of this Master Loan Sale Agreement by each of the Seller and the Eligible Lender Trustee (if applicable) and the performance of and compliance with the terms of this Master Loan Sale Agreement will not violate its formation documents or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or its assets;

(viii)
Neither the Seller nor the Eligible Lender Trustee (if applicable) is in violation of, and the execution and delivery of this Master Loan Sale Agreement by it and its performance and compliance with the terms of this Master Loan Sale Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over it or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or its operations or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(ix)	The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Master Loan Sale Agreement;

(x)
There are no actions or proceedings against, or investigations of, the Seller before any court, administrative agency or other tribunal (A) that might prohibit its entering into this Master Loan Sale Agreement, (B) that seeks to prevent the sale of the Loans or the consummation of the transactions contemplated by this Master Loan Sale Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Master Loan Sale Agreement;

(xi)
No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller or the Eligible Lender Trustee (if applicable) of, or compliance by it with, this Master Loan Sale Agreement or the consummation of the transactions contemplated by this Master Loan Sale Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Purchase Date;

(xii)
The transfer of the Loans shall be treated as a sale on the books and records of the Seller and the Eligible Lender Trustee (if applicable), and each of the Seller and the Eligible Lender Trustee (if applicable) will treat the disposition of the Loans pursuant to this Master Loan Sale Agreement for tax and accounting purposes as a sale. Each of the Seller and the Eligible Lender Trustee (if applicable) shall maintain a complete set of books and records for each Loan which shall be clearly marked to reflect the ownership of each Loan by the Department;

(xiii)	The consideration received by the Seller upon the sale of the Loans constitutes fair consideration and reasonably equivalent value for such Loans;

(xiv)
The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Loan with any intent to hinder, delay or defraud any of its creditors; and

(xv)
The Seller has an internal quality control program that verifies, on a regular basis, the existence and accuracy of its legal documents, credit documents and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing of such loans. The program is to ensure that the Loans are originated and serviced in accordance with applicable law; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

B. Loan Level Representations. The Seller, and to the extent expressly required below, the Eligible Lender Trustee (if applicable), represents and warrants to the Department as to each Loan purchased by the Department under a Bill of Sale, as of the related Purchase Date:
(i)
The Seller or the Eligible Lender Trustee (as applicable) has good and marketable title to, and the Seller and Eligible Lender Trustee together are the sole owners of, the Loans, free and clear of any security interest or lien (other than an interest or lien that will be released simultaneously with the purchase of the Loan hereunder pursuant to a Security Release Certification), charges, claims, offsets, defenses, counterclaims or encumbrances of any nature and no right of rescission, offsets, defenses or counterclaims have been asserted or threatened with respect to any Loan. The sale of each Loan constitutes the absolute transfer of all right, title and interests of the Seller and the Eligible Lender Trustee (if applicable) in such Loan to the Department free and clear of any lien or adverse claim;

(ii)	Each Loan is an Eligible Loan and the description of and information regarding the Loans set forth in the Bill of Sale and the Loan Schedule is true, complete and correct;

(iii)
The Seller or the Eligible Lender Trustee (as applicable) is authorized to sell, assign, transfer and reacquire the Loans; and the sale, assignment and transfer of such Loans is or, in the case of a Loan reacquisition by the Seller or the Eligible Lender Trustee (if applicable), will be made pursuant to and consistent with the laws and regulations under which each of the Seller and the Eligible Lender Trustee (if applicable) operates, and will not violate any decree, judgment or order of any court or agency, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which it is a party or by which the it or its property is bound, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) thereunder;

(iv)	Each Loan is in full force and effect in accordance with its terms and is the legal, valid and binding obligations of the respective Borrower thereunder subject to no defenses;

(v)	No consents and approvals are required by the terms of any Loan for the consummation of the sale of such Loans hereunder to the Department;

(vi)
Each Loan has been duly made and serviced in accordance with the provisions of the FFELP established under the Higher Education Act, and has been duly guaranteed by a Guarantor; the Guarantee Agreement is in full force and effect, and all premiums due and payable to such Guarantor as of the related Purchase Date shall have been paid in full;

(vii)
Each Loan provides or, when the payment schedule with respect thereto is determined, will provide for payments on a periodic basis that fully amortize the Principal Balance thereof by its maturity, as such maturity may be modified in accordance with any applicable deferral or forbearance periods granted in accordance with applicable laws, including, those of the Higher Education Act or any applicable Guarantee Agreement, as applicable;

(viii)	Any payments on a Loan received by the Seller that have been allocated to the reduction of principal and interest on such Loan have been allocated on a simple interest basis;

(ix)	Each Loan has been duly made and serviced in accordance with the provisions of the related program under which such Loan was originated and all applicable federal, state and local laws;

(x)
Due diligence and reasonable care have been exercised in the making, administering, servicing and collecting on each Loan and, all disclosures of information required to be made pursuant to the Higher Education Act prior to the Purchase Date have been made;

(xi)	Each Borrower is an eligible borrower under the terms of Section 428, 428B or 428H of the Higher Education Act, as applicable;

(xii)
All borrower origination and loan fees required by Section 438 of the Higher Education Act have been paid to the Secretary or appropriately reserved by the Seller or the Eligible Lender Trustee (if applicable) for payment to the Secretary;

(xiii)	Each Loan is denominated and payable only in Dollars in the United States;

(xiv)
The transfer and assignment herein contemplated constitute a valid sale of the Loans from the Seller or the Eligible Lender Trustee (if applicable) to the Department, and the beneficial interest in and title to such Loans shall not be part of the Seller’s or the Eligible Lender Trustee’s (if applicable) estate in the event of its bankruptcy or the appointment of a receiver with respect to it;

(xv)
Except for Loans executed electronically, there is only one originally executed Promissory Note evidencing each Loan, and such original Promissory Note (or a true and correct copy thereof) has been delivered to the Custodian as bailee for the Department. For Loans that were executed electronically, the Seller of such Loan (or its designee) has possession of the electronic records evidencing the Promissory Note, including all Loan Documents. The Promissory Notes that constitute or evidence the Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Department or the Department’s designee;

(xvi)
To the extent any Loan is evidenced by an electronic Promissory Note or an electronic record, or to the extent the signature of the obligor on any Promissory Note is an electronic signature, the Sponsor has complied (and has caused any originator or servicer of the Loan to comply) with all regulations and other requirements provided by the applicable Guarantor or the Department relating to the validity and enforceability of such Promissory Note;

(xvii)
Neither the Seller nor the Eligible Lender Trustee (if applicable) has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Loans (other than an interest or lien that will be released simultaneously with the purchase of the Loan hereunder pursuant to a Security Release Certification or, if applicable, any lien in favor of the Department and its custodian under the Master Participation Agreement). Neither the Seller nor the Eligible Lender Trustee (if applicable) has authorized the filing of or is aware of any financing statements against it that include a description of collateral covering the Loans hereunder or any other security interest that has not been terminated, or that will not be terminated upon purchase by the Department. Neither the Seller nor the Eligible Lender Trustee (if applicable) is aware of any judgment or tax lien filings against it; and

(xviii)	No Borrower of a Loan as of the related Bill of Sale, is noted in the related Loan File as being currently involved in a bankruptcy proceeding.
Section 7. Rescission of Purchase; Obligation to Reimburse and Indemnify. Upon the occurrence of any of the conditions set forth below in this Section 7, the Department may rescind its purchase of a Loan, and upon written demand by the Department, the Seller shall repay to the Department the Purchase Price for such Loan, plus accrued and unpaid interest and applicable Special Allowance Payments with respect to such Loan from the Purchase Date to and including the date of repayment, plus any amounts owed to the Secretary with respect to such Loan, plus any attorneys’ fees, legal expenses, court costs, servicing fees or other fees and expenses incurred by the Department in connection with such Loan, and the Department shall thereupon relinquish its interest in such loan to the Seller:
A. Any representation or warranty made or furnished by the Seller or the Eligible Lender Trustee (if applicable) pursuant to Sections 6A and 6B of this Master Loan Sale Agreement shall prove to have been materially incorrect as of the applicable Purchase Date;
B. On account of any circumstance or event that occurred prior the Purchase Date of the Loan, a defense is asserted by a Borrower of the Loan with respect to such Borrower’s obligation to pay all or any part of the Loan, and the Department, in good faith, believes that the facts reported, if true, raise a reasonable doubt as to the legal enforceability of such Loan; or
C. The Loan is not, in fact, an Eligible Loan on its Purchase Date.

In addition to the obligation described above, the Seller shall indemnify the Department and any subsequent purchaser of the Loans and hold them harmless against liability for any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, any of the circumstances described in Sections 7A through 7C above.
Section 8. Obligation to Remit Subsequent Payments and Forward Communications.
A. Any payment received by the Seller with respect to amounts accrued after the date of the related Bill of Sale for any Loan sold to the Department, which payment is not reflected in the related Loan Schedule, shall be held by the Seller in trust for the account of the Department and the Seller hereby disclaims any title to or interest in any such amounts. Within two (2) Business Days following the date of receipt, the Seller shall remit to the Department an amount equal to any such payments along with a listing on a form provided by the Department identifying the Loans with respect to which such payments were made, the amount of each such payment and the date each such payment was received.
B. Any written communication received at any time by the Seller or the Eligible Lender Trustee (if applicable) with respect to any Loan subject to this Master Loan Sale Agreement or the related Bill of Sale shall be transmitted to the Department, or its designated agent, within two (2) Business Days of receipt. Such communications shall include, but not be limited to, letters, notices of death or disability, notices of bankruptcy, forms requesting deferment of repayment or loan cancellation, and like documents.
Section 9. Continuing Obligation of the Seller. The Seller shall provide all reasonable assistance necessary for the Department to resolve account problems raised by any Borrower, the Guarantor or the Secretary provided such account problems are attributable to or are alleged to be attributable to (a) an event occurring during the period the Seller owned the related Loan, or (b) a payment made or alleged to have been made to the Seller.
Section 10. Liability of the Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Master Loan Sale Agreement and each related Bill of Sale.
A. The Seller shall indemnify, defend and hold harmless the Department and its officers, employees and agents in their individual capacity from and against any taxes that may at any time be asserted against any such person with respect to the transactions contemplated herein and in the other documents related hereto, including any sales, gross receipts, general corporation, tangible and intangible personal property, privilege or license taxes and costs and expenses in defending against the same.
B. In addition to the indemnity of the Department set forth in Section 7 hereof, the Seller shall indemnify, defend and hold harmless the Department and its officers, employees and agents in their individual capacity, from and against liability for any and all costs, expenses (including, without limitation, costs and expenses of litigation and of investigation counsel fees, damages, judgments and amounts paid in settlement), losses, claims, damages and liabilities arising out of, or imposed upon such person through, the Seller’s or the Eligible Lender Trustee’s (if applicable) willful misfeasance, bad faith or negligence in the performance of its respective duties under this Agreement, or by reason of its breach of any of its representations, warranties, covenants or other obligations or duties under this Agreement.

Indemnification under Section 7 and this Section 10 shall survive the resignation or the termination of this Master Loan Sale Agreement, and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.
Section 11. Transfer of Servicing. The Seller hereby agrees that the Loans are being purchased by the Department on a servicing-released basis. If the Loan is subject to a servicing agreement with any third party servicer, such agreement must be terminable with respect to such Loan upon thirty (30) days’ notice by the Department (which may be given at any time following the Department’s receipt of the Seller’s notice of intent to sell such Loan pursuant to Section 4A hereof; provided, however, that such termination shall in no event be effective prior to the consummation of the sale of such Loan to the Department), and the Seller shall be responsible for any de-boarding, deconversion or related fees or expenses of such servicer. Accordingly, upon purchase of any Loan, the Department shall obtain all rights to service such Loan and may, in its sole discretion require deconversion of such Loan in order to service the Loan itself or through a third-party servicer of its designation. The Seller shall deliver, or cause the servicer of the Loans to deliver, the servicing and all related servicing files and records with respect to the Loans to the designee specified by the Department in accordance with the servicing transfer provisions provided by the Department to the Seller or its designated servicer; provided, however, that the Seller and its designees may retain copies (in electronic or paper medium) of the servicing files related to the origination and servicing of the Loans sold to the Department hereunder.
Section 12. Merger or Consolidation of, or Assumption of the Obligations of, the Seller. Any Person (a) into which the Seller or the Eligible Lender Trustee (if applicable) may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller or the Eligible Lender Trustee (if applicable) shall be a party or (c) which may succeed to the properties and assets of the Seller or the Eligible Lender Trustee (if applicable) substantially as a whole, shall be the successor to the Seller or the Eligible Lender Trustee (if applicable) without the execution or filing of any document or any further act by any of the parties to this Master Loan Sale Agreement; provided, that (i) the surviving Person, if other than the Seller or the Eligible Lender Trustee (if applicable), shall, promptly following such merger or consolidation, execute and deliver to the Department an agreement of assumption to perform every obligation of the Seller or the Eligible Lender Trustee (if applicable) under this Master Loan Sale Agreement and each Bill of Sale; (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6 shall have been breached; and (iii) the surviving person, if other than the Seller, shall, promptly following such merger or consolidation, deliver to the Department an Officers’ Certificate in the form of Exhibit C and an Opinion of Counsel in the form of Exhibit D each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Master Loan Sale Agreement relating to such transaction have been complied with.

Section 13. Expenses. The Department shall pay the legal fees and expenses of its attorneys. The Seller shall pay all other costs and expenses incurred in connection with preparation, execution and delivery of this Master Loan Sale Agreement and any Bill of Sale and the transactions contemplated herein or therein, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for any Seller with respect thereto, and all other costs and expenses incurred in connection with the transfer and delivery of the Loans to the Department, including, without limitation, any fees and expenses incurred in connection with transferring ownership of any Loans to the Department.
Section 14. Survival of Covenants. All covenants, agreements, representations and warranties made herein and in or pursuant to any Bills of Sale executed pursuant to this Master Loan Sale Agreement shall survive the consummation of the acquisition of the Loans provided for in the related Bill of Sale. All covenants, agreements, representations and warranties made or furnished pursuant hereto by or on behalf of the Seller and the Eligible Lender Trustee (if applicable) shall bind and inure to the benefit of any successors or assigns of the Department and shall survive with respect to each Loan.
Section 15. Communication and Notice Requirements. All communications, notices and approvals provided for hereunder shall be in writing and mailed or delivered to the Seller, the Eligible Lender Trustee (if applicable), or the Department, as the case may be, at such address as either party may hereafter designate by notice to the other party. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:
If to the Department:
By U.S. Postal Service mail:
United States Department of Education
400 Maryland Avenue, SW
UCP, Room 111G3
Washington, DC 20202-5402
Attention: FFEL Agreement Process Team
By courier or express mail:
United States Department of Education
830 First Street, N.E.
Room 111G3
Washington, DC 20202-5402
Attention: FFEL Agreement Process Team
If to the Seller or the Eligible Lender Trustee:
The address designated in the accompanying Adoption Agreement.

Section 16. Form of Instruments. All instruments and documents delivered in connection with this Master Loan Sale Agreement and any Bill of Sale, and all proceedings to be taken in connection with this Master Loan Sale Agreement and any Bill of Sale and the transactions contemplated herein and therein, shall be in a form as set forth in the attachments hereto, and the Department shall have received copies of such documents as it or its counsel shall reasonably request in connection therewith.
Section 17. Amendment; Waiver. This Master Loan Sale Agreement, any Bill of Sale and any document or instrument delivered in accordance herewith or therewith may be amended by the parties hereto and thereto with the written consent of all parties hereto or thereto. No term or provision of this Master Loan Sale Agreement may be waived or modified unless such waiver or modification is consistent with the requirements of Section 459A of the Higher Education Act, is in writing and signed by the party against whom such waiver or modification is sought to be enforced.
Section 18. Audits. Pursuant to Section 432(f) of the Higher Education Act, Seller hereby grants the Department and its agents (including but not limited to, legal counsel and internal or external auditors), the right at any time and from time to time during regular business hours, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Seller relating to Loans sold hereunder and (ii) to visit the offices of Seller for the purpose of examining such material described in clause (i) above, and to discuss matters relating to such Loans or Seller’s performance hereunder with any officers and employees of Seller having knowledge of such matters.
Section 19. Severability Clause. Any part, provision, representation or warranty of this Master Loan Sale Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Master Loan Sale Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Master Loan Sale Agreement shall deprive any party of the economic benefit intended to be conferred by this Master Loan Sale Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Master Loan Sale Agreement without regard to such invalidity.

Section 20. Governing Law. This Master Loan Sale Agreement and any Bill of Sale and the rights and obligations of the parties thereto shall be governed by and construed in accordance with Federal law. To the extent there may be no applicable Federal law, the internal laws of the State of New York (without giving regard to conflicts of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) shall be deemed reflective of Federal law insofar as to do so would not frustrate the purposes of any provision of this Master Loan Sale Agreement or the transactions governed thereby.
Section 21. Exhibits. The exhibits to this Master Loan Sale Agreement are hereby incorporated and made a part hereof and are an integral part of this Master Loan Sale Agreement.
Section 22. General Interpretive Principles. For purposes of this Master Loan Sale Agreement, except as otherwise expressly provided or unless the context otherwise requires:
A. The terms defined in this Master Loan Sale Agreement have the meanings assigned to them in this Master Loan Sale Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
B. Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
C. References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Master Loan Sale Agreement;
D. Reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
E. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Master Loan Sale Agreement as a whole and not to any particular provision; and
F. The term “include” or “including” shall mean without limitation by reason of enumeration.
Section 23. Reproduction of Documents. This Master Loan Sale Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 24. Further Agreements. Each of the Seller and the Eligible Lender Trustee (if applicable) agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Master Loan Sale Agreement.

Section 25. Other Department Program. Separately, the Department is offering a Loan Participation Purchase Program (as referred to in the Notice of Intent to Participate) for eligible FFELP loans. This Master Loan Sale Agreement does not require, nor does it preclude, the participation of the Seller in that separate program.
Section 26. Adoption. This Master Loan Sale Agreement shall be effective with respect to any Seller and the Eligible Lender Trustee (if applicable) as of the day and year on which an Adoption Agreement, in the form attached hereto as Exhibit A, is entered into by both such Seller, the Eligible Lender Trustee (if applicable) and the Department.
Section 27. Integration. The Master Loan Sale Agreement, together with the related Adoption Agreement and any interpretive guidance published by, and binding on, the Department prior to November 1, 2008, embodies the entire agreement and understanding of the parties hereto and thereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein and therein.
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ADOPTION AGREEMENT
This Adoption Agreement, dated as of the date set forth on the signature page, among the United States Department of Education (“Department”), the Eligible Lender Trustee (as listed in Section 1A hereof) (“Eligible Lender Trustee”) and the Seller (as listed in Section 1 hereof) (“Seller”) is made pursuant to the Master Loan Sale Agreement, dated July 25, 2008, published by the Department (“Master Loan Sale Agreement”). Capitalized terms used but not otherwise defined herein, shall have the meanings set forth in the Master Loan Sale Agreement.
a) The Department desires to purchase and the Seller desires to sell to the Department, from time to time, certain Eligible Loans (as that term is defined in the Master Loan Sale Agreement).
b) The Department, the Eligible Lender Trustee and the Seller desire to set forth herein the terms and conditions of such purchase and sale arrangements.
c) This Adoption Agreement shall supersede and replace all prior arrangements between the parties regarding the sale of Eligible Loans by the Seller and the Eligible Lender Trustee to the Department.
NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Department and the Seller hereby agree as follows:

Section 1.
“Seller” shall mean:

National Education Loan Network, Inc.
Attention: Terry J. Heimes, CFO and Treasurer
121 South 13th Street, Suite 201
Lincoln, NE 68508
Lender ID No. 833669 (through Union Bank and Trust Company,
as Eligible Lender Trustee)

The above address shall be the Seller’s address for the purpose of receiving notices pursuant to the Master Loan Sale Agreement.

Section 1A.	“Eligible Lender Trustee” shall mean: Union Bank and Trust Company 6801 South 27th Street P O Box 82535 Lincoln NE 68501-2535 Lender ID No. 833669
The above address shall be the Eligible Lender Trustee’s address for the purpose of receiving notices pursuant to the Master Loan Sale Agreement.

Section 2. Purchase and Sale of Loans. Following the date of this Adoption Agreement, the Seller agrees to participate in the Department’s Purchase Program for Eligible Loans made pursuant to the Federal Family Education Loan Program under the Master Loan Sale Agreement and to deliver to the Department such Loans in the aggregate principal amounts as evidenced by Bills of Sale executed by the Seller and acknowledged and accepted by the Department pursuant to the Master Loan Sale Agreement. The Seller agrees to sell to the Department and the Department agrees to purchase from the Seller such Loans on the terms and subject to the conditions of the Master Loan Sale Agreement as the same may be supplemented or amended from time to time. Each of the Seller and the Department hereby acknowledges and agrees to all terms and provisions of the Master Loan Sale Agreement which relate to the selling of Loans which are incorporated herein in their entirety as if such had been set forth herein in their entirety, as the same may be supplemented or amended from time to time.
Section 3. Incorporation of Master Loan Sale Agreement. Each of the Seller, the Eligible Lender Trustee and the Department hereby acknowledges and agrees to all terms and provisions of the Master Loan Sale Agreement which are incorporated herein in their entirety as if such had been set forth herein in their entirety, as the same may be supplemented or amended from time to time.
Section 4. Governing Law. This Adoption Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with Federal law. Insofar as there may be no applicable Federal law, the internal laws of the State of New York (without giving regard to conflicts of laws principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law) shall be deemed reflective of Federal law insofar as to do so would not frustrate the purposes of any provisions of this Adoption Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Adoption Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

United Stated Department of Education
By:	/s/ James F. Manning
Name: James F. Manning
Title: Deputy COO Federal Student Aid

Date of Adoption Agreement: 8/14/08 (to be inserted by the Department) National Education Loan NetWork., Inc., as Seller

By:	/s/ Terry J. Heimes
Name: Terry J. Heimes
Title: Chief Financial Officer and Treasurer

Union Bank and Trust Company, as Eligible Lender Trustee

By:	/s/ Jon Gross
Name: Jon Gross
Title: Senior Vice President